UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021 (June 14, 2021)

HARROW HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Woodmont Blvd., Suite 610
Nashville, Tennessee	37205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The NASDAQ Global Market
8.625% Senior Notes due 2026	HROWL	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2021, Harrow Health, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley Securities, Inc., as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $17,500,000 aggregate principal amount of 8.625% Senior Notes due 2026 (the “Firm Notes”) plus up to an additional $2,500,000 aggregate principal amount of 8.625% Senior Notes due 2026 pursuant to an option to purchase additional Notes (the “Additional Notes”, and together with the Firm Notes, the “Notes”). The Notes are a further issuance of 8.625% senior notes due 2026, of which $55,000,000 aggregate principal amount was outstanding prior to the offering (the “Existing Notes”). The Notes are treated as a single series with the Existing Notes under the indenture governing the Existing Notes, dated as of April 20, 2021 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of April 20, 2021 (the “First Supplemental Indenture”), by and between the Company and U.S. Bank National Association, as trustee, with respect to the Notes (collectively, the “Indenture”) and have the same terms as the Existing Notes (other than the initial offering price and the issue date). The Notes have the same CUSIP number and trade interchangeably with the Existing Notes. The Notes and the Existing Notes are fungible for U.S. federal income tax purposes.

The Notes were offered pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-239669), which was declared effective by the Securities and Exchange Commission (the “Commission”) on July 13, 2020 (the “Registration Statement”). On June 14, 2021, the Company priced the offering and on June 16, 2021, the Underwriters exercised their option to purchase the Additional Notes. On June 17, 2021, the offering of the Notes closed. The Notes were sold to investors at a price of $25.75 per Note and the offering resulted in net proceeds to the Company of approximately $19.6 million after deducting underwriting discounts and commissions, but before expenses.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Notes are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s other existing and future senior unsecured and unsubordinated indebtedness. The Notes are effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness and structurally subordinated to all existing and future indebtedness of the Company’s subsidiaries, including trade payables. The Notes bear interest at the rate of 8.625% per annum. Interest on the Notes is payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing on July 31, 2021. The Notes will mature on April 30, 2026.

Prior to February 1, 2026, the Company may, at its option, redeem the Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus a make-whole amount that is further described in the First Supplemental Indenture, if any, plus accrued and unpaid interest to, but excluding, the date of redemption.

The Company may redeem the Notes for cash in whole or in part at any time at our option on or after February 1, 2026 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. On and after any redemption date, interest will cease to accrue on the redeemed Notes.

The Indenture contains customary events of default and cure provisions. If an uncured default occurs and is continuing, the Trustee or the holders of at least 25% of the principal amount of the Notes may declare the entire amount of the Notes, together with accrued and unpaid interest, if any, to be immediately due and payable. In the case of an event of default involving the Company’s bankruptcy, insolvency or reorganization, the principal of, and accrued and unpaid interest on, the principal amount of the Notes, together with accrued and unpaid interest, if any, will automatically, and without any declaration or other action on the part of the Trustee or the holders of the Notes, become due and payable.

The foregoing description of the Base Indenture, the First Supplemental Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, the First Supplemental Indenture and the form of Note copies of which are attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 and incorporated by reference herein.

Attached as Exhibit 5.1 to this Current Report and incorporated herein by reference is a copy of the opinion of Waller Lansden Dortch & Davis, LLP, relating to the validity of the Notes that may be sold in the offering (the “Legal Opinion”). The Legal Opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

On June 14, 2021, the Company issued a press release announcing the pricing of the offering. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

On June 17, 2021, the Company issued a press release announcing the closing of the offering. A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Notes and the Indenture set forth in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.

On June 17, 2021, upon closing of the Note offering, the Company used approximately $11.1 million of the net proceeds from the sale of the Notes to redeem all of the outstanding shares of the Company’s Series B Cumulative Preferred Stock, par value $0.001 per share. The redemption price for the 440,000 shares of Series B Cumulative Preferred Stock outstanding was equal to $25.00 per share, plus accrued and unpaid dividends.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated as of June 14, 2021, by and among the Company and B. Riley Securities, Inc., as representative of the several underwriters named therein.

4.1	Indenture, dated as of April 20, 2021, by and between the Company and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Company filed with the SEC on April 20, 2021).

4.2	First Supplemental Indenture, dated as of April 20, 2021, by and between the Company and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K of the Company filed with the SEC on April 20, 2021).

4.3	Form of 8.625% Senior Notes due 2026 (included in Exhibit 4.2).

5.1	Opinion of Waller Lansden Dortch & Davis, LLP.

23.1	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1 hereto).

99.1	Pricing Press Release, dated June 14, 2021.

99.2	Closing Press Release, dated June 17, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW HEALTH, INC.

Dated: June 17, 2021	By:	/s/ Andrew R. Boll
Andrew R. Boll
Chief Financial Officer